Exhibit 99.3

News Release

HOPE BANCORP ANNOUNCES ACQUISITION

OF SEATTLE-BASED U & I FINANCIAL CORP.

— Merger Positions Bank of Hope as Only Korean-American Bank in Pacific Northwest —

LOS ANGELES and SEATTLE – January 23, 2017 – Hope Bancorp, Inc. (NASDAQ: HOPE), the holding company of Bank of Hope, and U & I Financial Corp. (OTC PINK: UNIF), the holding company of UniBank, today jointly announced the signing of a definitive agreement under which UNIF will merge with and into Hope Bancorp and UniBank will merge with and into Bank of Hope. The combination makes Bank of Hope the only Korean-American bank with operations in the Pacific Northwest.

As of September 30, 2016, UNIF had total assets of $255.0 million, total loans of $184.2 million and total deposits of $217.2 million. Founded in 2006, UniBank is a Washington State-chartered bank and the sole subsidiary of U & I Financial Corp., which was established in 2010. UniBank operates four branches along the I-5 corridor in the greater Seattle-Bellevue market area with its primary market encompassing the Korean-American communities of King, Snohomish, and Pierce Counties. The transaction is expected to close during the third quarter of 2017, subject to customary closing conditions, including regulatory approvals and UNIF’s shareholder approval. The Boards of Directors of both companies have unanimously approved the transaction.

Under the terms of the merger agreement, UNIF common shareholders will be entitled to receive shares of HOPE common stock in this stock-for-stock transaction. The total aggregate value of the transaction is approximately $48.8 million or $9.50 per UNIF common share, subject to certain adjustments described in the merger agreement. The acquisition is expected to be immediately accretive to tangible book value and earnings.

“This transaction underscores Bank of Hope’s leadership as the only super regional Korean-American bank in the nation,” said Kevin S. Kim, President and Chief Executive Officer of Hope Bancorp. “Leading economic indicators point to continuing forward momentum in the Northwest’s economy, particularly Seattle metro areas with established presence of world class companies in growing sectors such as technology, aerospace, consumer products, finance and trade, representing a large and solid base from which we see longer term opportunities to grow our franchise.”

“We are very pleased to be joining the Bank of Hope family,” said Daniel Changyol Lee, President and Chief Executive Officer of U & I Financial Corp. “We believe this is an excellent opportunity for our shareholders, customers and employees to realize enhanced value by being a part of a more diversified financial institution with considerably deeper resources, operational scale and a steady stream of core earnings. Our customers will benefit with access to many more products and services, together with significantly increased lending capacity, enabling us to meet more of the needs of our customers and our community.”

As of September 30, 2016, Hope Bancorp, Inc. on a pro forma basis with U & I Financial Corp. would have total assets of $13.8 billion, total loans outstanding of $10.8 billion and total deposits of $10.9 billion.

Hope Bancorp was advised by the investment banking firm of Keefe, Bruyette & Woods, a Stifel Company, and the law firm of Morrison & Foerster LLP. U & I Financial Corp. was advised by the investment banking firm of Sandler O’Neill + Partners, L.P. and the law firm of Miller Nash Graham & Dunn LLP.

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Additional Information and Where to Find It

In connection with the proposed merger, Hope Bancorp, Inc. will file a Registration Statement with the Securities and Exchange Commission (“SEC”) on Form S-4 that will include a proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement, including the proxy statement/prospectus regarding the proposed transaction, when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Shareholders may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Hope Bancorp at the SEC’s Internet site (www.sec.gov). Shareholders may also obtain these documents, free of charge, by directing a request to Hope Bancorp, Attention: Investor Relations, 3200 Wilshire Blvd, 5th Floor, Los Angeles, Calif. 90010, or in the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com under the heading “SEC Filings.”

Investor Conference Call

Hope Bancorp will host an investor conference call on Wednesday, January 25, 2017 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the fourth quarter ended December 31, 2016. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “Hope Bancorp Call.” Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through February 1, 2017, replay access code 10098630.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $13.5 billion in total assets as of September 30, 2016. Formed through the merger of BBCN Bank and Wilshire Bank, the top two commercial lenders in the market, Bank of Hope is headquartered in Los Angeles and serves a multi-ethnic population of customers across the nation. Bank of Hope operates 85 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, and Portland, Oregon; a commercial loan production office in Fremont, California; residential mortgage loan production offices in California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com.

About U & I Financial Corp.

U & I Financial Corp. is the parent company of UniBank, headquartered in Washington State. Its shares are traded on the “OTC Pink” under the ticker symbol “UNIF”. UniBank serves the banking needs of Korean-American and other ethnic communities through four branches in the Seattle metropolitan area. UniBank employs 50 full-time equivalent employees and its deposits are insured by the FDIC to the extent provided by law.

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Forward-Looking Statements

This press release contains statements regarding the proposed transaction between Hope Bancorp and U & I Financial, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of Hope Bancorp and U & I Financial. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of the combined company, as well as the businesses and markets in which the combined company operates and is expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of the shareholders of both Hope Bancorp and U & I Financial, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and U & I Financial and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined company’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined company’s business and operating results.

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Contact:

Angie Yang

SVP, Director of IR & Corporate Communications

213-251-2219

angie.yang@bankofhope.com